================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                AUTODESK, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           [LOGO OF AUTODESK, INC.]

                                                                   May 17, 2001

Dear Autodesk Stockholder:

   You are cordially invited to attend Autodesk's 2001 Annual Meeting of Stockholders to be held on Thursday, June 21, 2001 at 2:00 p.m., local time. The meeting will be held at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

   At the Annual Meeting, you will be asked to elect eight directors and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year. The accompanying Notice of 2001 Annual Meeting and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

   We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 2001 and describe our future strategies for products and markets. There will be an opportunity for all stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Autodesk.

                                          Very truly yours,

                                          /s/ Carol A. Bartz
                                          Carol A. Bartz
                                          Chairman of the Board, Chief
                                           Executive Officer and President

                                AUTODESK, INC.

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on June 21, 2001

                               ----------------

TO THE STOCKHOLDERS OF AUTODESK, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc., a Delaware corporation, will be held on Thursday, June 21, 2001 at 2:00 p.m., local time, at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California, for the following purposes:

   1. To elect directors to serve for the ensuing year and until their successors are elected. All current directors are standing for re-election.

   2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 31, 2002.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        /s/ Marcia K. Sterling
                                        Marcia K. Sterling
                                        Senior Vice President, Business
                                         Development, General Counsel, and
                                         Secretary

San Rafael, California
May 17, 2001


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
 ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                AUTODESK, INC.

                               ----------------

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of the Board of Directors of Autodesk, Inc. for use at Autodesk's Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, June 21, 2001 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2001 Annual Meeting of Stockholders. The Annual Meeting will be held at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

   Our principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that address is (415) 507-5000.

   These proxy solicitation materials were mailed on or about May 17, 2001 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Voting and Solicitation

   Every holder of shares of common stock of Autodesk is entitled to one vote for each share held as of May 4, 2001, the record date.

   The cost of this solicitation will be borne by Autodesk. We have retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated fee of $3,000, plus reimbursement of reasonable expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, email or facsimile.

Record Date and Shares Outstanding

   The Board of Directors has fixed May 4, 2001 as the record date for determining stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to vote at the Annual Meeting. As of the record date, there were 53,885,126 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the secretary of Autodesk a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "votes cast") with respect to such matter. Broker non-votes will also be counted for the purpose of establishing a quorum, but will not be considered votes cast and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a proxy card on behalf of that beneficial owner but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals; Exercise of Discretionary
Authority

   In order to be included in the proxy soliciting materials relating to our 2002 annual meeting of stockholders, proposals of stockholders must be received by the secretary of Autodesk no later than January 14, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Act of 1934. In addition, a stockholder who intends to present a proposal at our 2002 annual meeting without inclusion of the proposal in the proxy materials should be aware that the rules of the Securities and Exchange Commission, or the SEC, provide that a proxy may confer discretionary authority on management to vote on a matter for an annual meeting of stockholders if the proponent fails to notify Autodesk at least 45 days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify us on or before March 30, 2002 of a proposal for the 2002 annual meeting, management may use its discretionary voting authority to vote on such proposal.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of eight directors is to be elected at the meeting. Each director elected to the board will hold office until the next annual meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors of Autodesk. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

   The name of and certain information regarding each nominee are set forth below.

                                                                       Director
     Name of Nominee      Age          Principal Occupation             Since
     ---------------      ---          --------------------            --------
 Carol A. Bartz..........  52 Chairman of the Board, Chief Executive     1992
                               Officer and President
 Mark A. Bertelsen.......  57 Senior Partner, Wilson Sonsini             1992
                               Goodrich & Rosati, Professional
                               Corporation, attorneys at law
 Crawford W. Beveridge...  55 Vice President and Chief Human             1993
                               Resources Officer, Sun Microsystems
 J. Hallam Dawson........  64 Chairman of the Board, IDI Associates      1988
 Per-Kristian Halvorsen..  49 Director, Solutions and Services           2000
                               Technology Center, HPLabs
 Paul S. Otellini........  50 Executive Vice President and General       1997
                               Manager, Intel Architecture Business
                               Group, Intel Corporation
 Mary Alice Taylor.......  51 Independent Business Consultant            1995
 Larry Wangberg..........  58 Chief Executive Officer and Chairman       2000
                               of the Board, TechTV

   Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship among any of our directors or executive officers.

   Ms. Bartz joined Autodesk in April 1992 and serves as Chairman of the Board, Chief Executive Officer and President. Ms. Bartz is a director of Network Appliance, Inc., BEA Systems, Inc., Cisco Systems, Inc. and VA Linux.

   Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati, outside legal counsel to Autodesk, in January 1972 and became a member of the firm in January 1977.

   Mr. Beveridge has served as Vice President and Chief Human Resources Officer of Sun Microsystems since March 2000. Mr. Beveridge served as Chief Executive Officer of Scottish Enterprise from January 1991 until February 2000. Mr. Beveridge is a director of Scottish Equity Partners Ltd. and of U.S. Small Companies Investment Trust.

   Mr. Dawson has served as Chairman of IDI Associates, a private investment bank specializing in Latin America, since September 1986.

   Dr. Halvorsen has served as Director of the Solutions and Services Technology Center in HPLabs since June 2000. Previously, Dr. Halvorsen served as Director and Principal Scientist of the Information Sciences and Technologies Laboratory at the Xerox Palo Alto Research Center from June 1992 until June 2000. Dr. Halvorsen is consulting professor at Stanford University and a principal at the Center of Study of Language and Information. Dr. Halvorsen is a director of Symantec Corporation.

   Mr. Otellini has served as Executive Vice President and General Manager of the Intel Architecture Group at Intel Corporation since January 1998. Mr. Otellini was promoted to Executive Vice President of Sales and Marketing of Intel Corporation in April 1996 and served as Senior Vice President of Sales and Marketing of Intel Corporation from May 1993 to May 1996. Mr. Otellini is a director of Fritz Companies.

   Ms. Taylor is an independent business consultant. Previously, Ms. Taylor served as Chief Executive Officer and Chairman of the Board of HomeGrocer.com from September 1999 to September 2000. Ms. Taylor served as Executive Vice President of Global Operations and Technology of CitiCorp from January 1997 until September 1999 and served as Senior Vice President of Federal Express Corporation from September 1991 until December 1996. Ms. Taylor is a director of The Allstate Corporation, Dell Computer Corporation, Sabre Holdings Corporation, and Webvan.

   Mr. Wangberg has served as Chief Executive Officer and Chairman of the Board of ZD TechTV, previously ZD TV, Inc., since August 1997. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive program guide company, from February 1995 to August 1997.

Board Meetings and Committees

   The Board of Directors held a total of five meetings during the fiscal year ended January 31, 2001. All of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

   Audit Committee. During the fiscal year ended January 31, 2001, the Audit Committee consisted of directors J. Hallam Dawson, Chairman of the Audit Committee, Mary Alice Taylor, Larry Wangberg and Per-Kristian Halvorsen, who replaced Mark A. Bertelsen after his resignation effective March 16, 2000. The principal functions of the Audit Committee and its activities during fiscal 2001 are described below under the heading Report of the Audit Committee of the Board of Directors. The Audit Committee held five meetings during fiscal year 2001.

   Compensation Committee. During the fiscal year ended January 31, 2001, the Compensation Committee consisted of directors Crawford W. Beveridge, Chairman of the Compensation Committee, Mark A. Bertelsen and Paul S. Otellini. Mr. Bertelsen joined the Compensation Committee effective March 16, 2000. The Compensation Committee reviews compensation and benefits for our executives and administers the grant of stock options to executive officers under our stock plans. In December 1995, the Board delegated to our Chief Executive Officer authority to grant options to non-officer employees to the extent such options fall within standard guidelines previously approved by the Compensation Committee. The authority to grant all other options (except options which are granted automatically to outside directors under the non-discretionary 2000 Directors' Option Plan) has been delegated to the Compensation Committee. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of Autodesk. The Compensation Committee held four meetings during fiscal year 2001.

   Nominating Committee. The Nominating Committee consists of directors Carol
A. Bartz, Chairman of the Nominating Committee, Crawford W. Beveridge and Paul
S. Otellini. The Nominating Committee has the responsibility to present a slate of nominees to the full Board of Directors prior to each annual meeting and to make recommendations regarding outside director compensation.

Compensation of Directors

   We pay an annual fee of $35,000 to each director who was not an employee of or consultant to Autodesk (currently seven persons), of which not more than fifty percent can be cash and the balance must be restricted stock issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Directors do not receive fees for attending board or board committee meetings.

   The Company's 2000 Directors' Option Plan provides for the automatic grant of nonstatutory stock options to our outside directors. Upon being elected or appointed to the Autodesk Board of Directors, each outside director is granted an option to purchase 20,000 shares of our common stock, with subsequent annual grants of 10,000 shares. Each option granted under the 2000 Directors' Option Plan vests cumulatively as to one-third of the shares subject to the option on each anniversary of the date of grant, for a total vesting period of three years. The exercise price of options granted under the 2000 Directors' Option Plan is equal to the fair market value of our common stock on the date of grant.

Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees Autodesk's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. During fiscal 2001, the Audit Committee reviewed and updated its written charter, which was approved by the full Board of Directors. The complete text of the new charter, which reflects standards set forth in new SEC regulations, is included in Appendix A to this proxy statement. The Board of Directors has determined that each member of the Audit Committee is "independent" as required by the listing standards of the Nasdaq National Market.

   The Audit Committee reviewed and discussed the audited financial statements for fiscal 2001 with management and Ernst & Young LLP, Autodesk's independent auditors. Ernst & Young LLP are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, we received from and discussed with Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, each as currently in effect.

   The Audit Committee discussed with Autodesk's internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee meets with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Autodesk's internal controls, and the overall quality of Autodesk's financial reporting.

   On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Autodesk's audited financial statements be included in Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE OF THE BOARD OF
                                           DIRECTORS

                                          J. Hallam Dawson, Chairman
                                          Per-Kristian Halvorsen
                                          Mary Alice Taylor
                                          Larry Wangberg

                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of our common stock as of January 31, 2001 (1) by each person who is known by us to own beneficially more than five percent (5%) of our common stock, (2) by each of our directors and nominees, (3) by each of our Chief Executive Officer and our four most highly compensated executive officers (other than our Chief Executive Officer) who served as executive officers at January 31, 2001 (collectively, the "Named Officers") and (4) by all directors and executive officers who served as directors or executive officers at January 31, 2001 as a group.

   The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

   The percent of shares beneficially owned is based on 54,713,670 shares outstanding as of January 31, 2001. The beneficial ownership of five percent stockholders was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act which filings reflect ownership as of the dates indicated below.

                                                                   Shares
                                                                Beneficially
                                                                    Owned
                                                              -----------------
   Directors and Nominees, Officers and Five Percent (5%)
   Stockholders                                                Number   Percent
   ------------------------------------------------------     --------- -------
Principal Stockholder:
Capital Group International, Inc. (1)........................ 4,524,930   8.27%
 11100 Santa Monica Boulevard
 Los Angeles, CA 90025-3384
J. & W. Seligman & Co., Inc. (2)............................. 6,491,910  11.87%
 125 University Ave.
 Palo Alto, CA 94301
Capital Research and Management Company (3).................. 3,351,000   6.12%
 333 South Hope Street
 Los Angeles, CA 90071

Directors and Nominees:
Carol A. Bartz............................................... 1,247,057   2.24%
Mark A. Bertelsen............................................    63,441      *
Crawford W. Beveridge........................................    72,399      *
J. Hallam Dawson.............................................    65,502      *
Per-Kristian Halvorsen.......................................    27,628      *
Paul S. Otellini.............................................    53,025      *
Mary Alice Taylor............................................    68,744      *
Larry Wangberg...............................................    22,183      *

Other Named Officers:
Joseph H. Astroth............................................    93,689      *
Steve Cakebread..............................................   173,006      *
John G. Sanders..............................................   159,073      *
Michael E. Sutton............................................   160,528      *
All directors and executive officers as a group (15
 persons).................................................... 2,351,879   4.14%

--------
 * Represents less than 1%.

(1) Based on 13(g) as of February 28, 2001 filed March 8, 2001.

(2) Based on amended 13(g) as of January 31, 2001 filed February 9, 2001.

(3) Based on 13(g) as of December 29, 2000 filed February 9, 2001.

   The number of shares shown as beneficially held includes options to purchase shares of our common stock exercisable within 60 days of January 31, 2001, in the following amounts: Ms. Bartz, 981,960 shares; Mr. Bertelsen, 60,000 shares; Mr. Beveridge, 70,000 shares; Mr. Dawson, 60,000 shares; Dr. Halvorsen,
26,800 shares; Mr. Otellini, 50,000 shares; Ms. Taylor, 65,000 shares; Mr. Wangberg, 20,000 shares; Mr. Astroth, 93,200 shares; Mr. Cakebread, 172,200 shares; Mr. Sanders, 157,900 shares; Mr. Sutton, 158,650 shares; and all directors and executive officers as a group, 2,041,327 shares.

Executive Compensation

   The following table sets forth the annual and long-term compensation of the Named Officers for services to Autodesk in all capacities during the three fiscal years ended January 31, 2001:

                           Summary Compensation Table

                                                        Long Term
                                                       Compensation
                                                          Awards
                                          Annual       ------------
                                       Compensation     Securities
                              Fiscal -----------------  Underlying   All Other
 Name and Principal Position   Year   Salary   Bonus     Options    Compensation
 ---------------------------  ------ -------- -------- ------------ ------------
Carol A. Bartz...............  2001  $783,000 $900,000   190,000      $ 54,542
 Chairman of the Board,        2000   683,000  800,000   450,000        50,089
 Chief Executive Officer and
  President                    1999   600,000  800,000    60,000        39,275

Joseph H. Astroth............  2001  $298,333 $230,000    30,000      $ 12,134
 Executive Vice President,     2000   268,750  185,000   120,000        15,505
 Location Services Division    1999   225,000  175,000    30,000         3,275

Steve Cakebread..............  2001  $308,334 $240,000    30,000      $  4,113
 Senior Vice President and     2000   293,000  190,000   110,000         3,275
 Chief Financial Officer       1999   260,000  210,000    30,000         3,275

John G. Sanders..............  2001  $290,000 $260,000   125,000      $  4,113
 Executive Vice President,     2000   223,885  150,000   103,000         3,275
 Design Solutions Division     1999   200,000  115,000    60,000         2,900

Michael E. Sutton............  2001  $360,000 $295,000    30,000      $  7,589
 Executive Vice President,     2000   407,000  240,000   110,000       251,446
 Worldwide Field Organization  1999   290,000  240,000   180,000        26,400

   Amounts reported as All Other Compensation for fiscal year 2001 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $3,000, Mr. Astroth $3,000, Mr. Cakebread $3,000 and Mr. Sanders $3,000);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz
    $500, Mr. Astroth $500, Mr. Cakebread $500, Mr. Sanders $500 and Mr. Sutton $500);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  . organization dues (Ms. Bartz $15,042, Mr. Astroth $8,634, Mr. Cakebread
    $613, Mr. Sanders $613 and Mr. Sutton $7,089).

   Amounts reported as All Other Compensation for fiscal year 2000 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,775, Mr. Astroth $2,775, Mr. Cakebread $2,775 and Mr. Sanders $2,775);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz
    $500, Mr. Astroth $500, Mr. Cakebread $500, Mr. Sanders $500 and Mr. Sutton $250);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  . $12,230 paid to Mr. Astroth and $66,127 paid to Mr. Sutton for vacation cashout;

  . $30,812 paid by Autodesk for relocation of Mr. Sutton to the United
    States;

  . $23,399 paid to Mr. Sutton for tax equalization;

  . $130,858 paid by Autodesk into an employee retirement fund on behalf of Mr. Sutton; and

  . $10,814 paid on behalf of Ms. Bartz for organization dues.

   Amounts reported as All Other Compensation for fiscal year 1999 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,775, Mr. Astroth $2,775, Mr. Cakebread $2,775 and Mr. Sanders $2,400);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz
    $500, Mr. Astroth $500, Mr. Cakebread $500 and Mr. Sanders $500);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  . $3,200 paid by Autodesk for health insurance premiums on behalf of Mr.
    Sutton; and

  . $23,200 paid by Autodesk into an employee retirement fund on behalf of Mr. Sutton.

   During fiscal 2001, certain of our officers and other employees purchased shares of common stock in a partially owned subsidiary of Autodesk, RedSpark, Inc. In the case of the Named Officers, John G. Sanders purchased 30,000 shares of common stock at the fair market value on the date of purchase.

   During fiscal 2000, certain of our officers and other employees purchased shares of common stock in a partially owned subsidiary of Autodesk, Buzzsaw.com, Inc. In the case of the Named Officers, these purchases were in the following amounts: Carol A. Bartz, 75,000 shares; Joseph H. Astroth, 50,000; Steve Cakebread, 50,000 shares; John G. Sanders, 20,000 and Michael E. Sutton, 50,000. Such shares were purchased at the fair market value on the date of purchase.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding stock options granted to the Named Officers during the fiscal year ended January 31, 2001. The percentage of total options granted to the Named Officers is based on the total number of options granted during fiscal year 2001 which totaled 4,455,287.

   The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

                                                                Potential Realizable
                                  Individual Grants               Value at Assumed
                                 -------------------            Annual Rates of Share
                                 % of Total Exercise             Price Appreciation
                                  Options    Price                 For Option Term
                         Options Granted to   Per    Expiration ---------------------
   Name                  Granted Employees   Share      Date        5%        10%
   ----                  ------- ---------- -------- ---------- ---------- ----------
Carol A. Bartz.......... 190,000    4.26%   $29.688   9/14/10   $3,547,359 $8,989,704

Joseph H. Astroth.......  30,000    0.67%   $29.688   9/14/10   $  560,109 $1,419,427

Steve Cakebread.........  30,000    0.67%   $29.688   9/14/10   $  560,109 $1,419,427

John G. Sanders.........  75,000            $50.313   3/09/10   $2,373,118 $6,013,947
                          50,000             29.688   9/14/10      933,515  2,365,711
                         -------                                ---------- ----------
                         125,000    2.81%                       $3,306,633 $8,379,658

Michael E. Sutton.......  30,000    0.67%   $29.688   9/14/10   $  560,109 $1,419,427

Option Exercises and Holdings

   The following table sets forth, for each of the Named Officers, information concerning stock options exercised during our 2001 fiscal year, and the number of shares of our common stock subject to both exercisable and unexercisable stock options as of January 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of January 31, 2001.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal Year    In-the-Money Options at
                           Shares                         End(#)                Fiscal Year End
                         Acquired on    Value    ------------------------- -------------------------
   Name                  Exercise(#)  Realized   Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ----------- ----------- ------------- ----------- -------------
Carol A. Bartz..........   593,040   $11,826,144   911,960      658,000    $13,406,885  $5,615,375

Joseph H. Astroth.......    61,333     1,014,829    73,200      129,400        412,950     945,675

Steve Cakebread.........       --            --    152,200      192,800        914,850   1,338,275

John G. Sanders.........    19,020       415,053   122,400      230,480        673,960   1,093,915

Michael E. Sutton.......   159,780     3,226,361   138,650      206,050        595,131   1,035,806

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors is currently comprised of three non-employee directors. During fiscal year 2001, the Compensation Committee consisted of Crawford Beveridge, Chairman of the Compensation Committee, Paul Otellini and Mark Bertelsen. The Compensation Committee is responsible for establishing the policies and programs that determine the compensation of our executive officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of Autodesk and, in addition, has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining executive officers' compensation.

 Compensation Philosophy

   Autodesk operates in an extremely competitive and rapidly changing high technology industry.

   When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

  . establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of Autodesk, and the dynamic and challenging high technology labor markets in which Autodesk operates;

  . independently assesses operating results on a regular basis in light of our expected performance; and

  . aligns pay incentives with the long-term interests of our stockholders.

   The Compensation Committee's approach to executive compensation during the fiscal year ended January 31, 2001 was influenced by the extreme volatility in business and economic conditions during the last fiscal year, particularly in high technology and Internet-oriented fields. These unsettled conditions created challenges in attracting and retaining key employees.

 Compensation Program

   Autodesk's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

   1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local, national and, for international executives, foreign country data are examined and taken into account, along with the skills and performance of the individual and the needs of Autodesk.

   2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Incentive bonuses for fiscal year 2001 were based on the achievement of these corporate and individual goals and related contribution to our success. In setting goals and measuring performance against those goals, the Compensation Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation Committee in fiscal year 2002 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to our officers and other executives.

   3. Equity-based incentive compensation has been provided to employees and management through our stock incentive plans. Under these plans, officers and employees are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position at Autodesk. These options allow participants to purchase shares of our common stock at the market price on the date of the grant, subject to vesting during the participant's employment with Autodesk. Employees are also permitted to purchase shares of our common stock, subject to certain limitations, at eighty-five percent (85%) of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Our stock option plans utilize vesting periods to encourage employees and executives to remain with Autodesk and to focus on longer-term results.

   Autodesk believes that its executive compensation program falls within the normal range of compensation programs offered by comparable high technology companies.

 Chief Executive Officer Compensation

   In determining Ms. Bartz's compensation for the fiscal year ended January 31, 2001, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year. Ms. Bartz's annual base compensation for fiscal year 2001 was $800,000. Like other executive officers, Ms. Bartz was eligible to receive an incentive bonus determined on the basis of achievement of financial and non-financial individual and corporate goals and contribution to our success. In addition, in determining incentive bonus compensation for the fiscal year ended January 31, 2001 and base compensation for fiscal year 2002, the Committee considered Ms. Bartz's leadership in transitioning Autodesk to a business model necessary for full realization of opportunities provided by the Internet, the successful execution of Autodesk's fiscal year 2001 business plans, integration of Autodesk's evolving business units and continued assumption by Ms. Bartz of additional responsibilities previously held by the Chief Operating Officer. The Committee also considered the alternative financial opportunities available to skilled and experienced chief executives in the San Francisco Bay Area and the importance of ensuring her continued leadership. Ms. Bartz received a bonus of $900,000 for fiscal year 2001. She received an increase in base salary for fiscal year 2002 to $850,000. In recognition of her contribution to Autodesk's performance, Ms. Bartz was granted options to buy an aggregate of 190,000 shares of Autodesk stock during fiscal year 2001. We believe it is critical to the Company's long-term success to continue to tie our Chief Executive Officer's financial incentives to our performance and to align individual financial interests with those of stockholders.

 Other Executive Compensation

   Autodesk provides certain compensation programs to executives that are also available to our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. We generally do not provide executive perquisites such as club memberships. In fiscal year 1998, we introduced a Deferred Compensation Program for executives, which Autodesk subsequently extended to other key employees.

 Deductibility of Executive Compensation

   Beginning in 1994, the Internal Revenue Code of 1986, as amended limited the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1.0 million or meets certain other conditions enabling it to be characterized as performance-based. Considering our current compensation plans and policy, Autodesk and the Compensation Committee believe that, for the near future, there is little risk that we will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policy will be modified to maximize deductibility if Autodesk and the Compensation Committee determine that such action is in the best interests of Autodesk.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                           OF DIRECTORS

                                          Crawford W. Beveridge, Chairman
                                          Paul S. Otellini
                                          Mark A. Bertelsen

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee was or is an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any member of our Compensation Committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Employment Contracts and Certain Transactions

   In April 1992, Autodesk entered into an agreement with Carol A. Bartz which provides for a minimum base salary of $400,000, incentive bonus of up to eighty percent of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 2,000,000 shares (as adjusted to reflect the October 1994 two-for-one stock split) of common stock vesting over five years of employment. The agreement provides for a severance payment equal to two years' base salary and incentive compensation in the event Ms. Bartz's employment is terminated without cause within two years after commencement of employment or one year after a change of control of Autodesk not approved by the Board of Directors or two years' base compensation in the event Ms. Bartz's employment is terminated without cause under any other circumstances.

   In accordance with SEC Rule 10b5-1, Ms. Bartz established a written plan which provides for the exercise of certain options of the Company's common stock and the automatic sale of the underlying shares of common stock in accordance with specific guidelines.

Compliance with Section 16(a) of the Securities Exchange Act of 1934-- Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   To our knowledge, which is based solely on our review of copies of such reports received by us or written representations from certain reporting persons during fiscal 2001, all reporting persons complied with all applicable filing requirements, except that Mr. Astroth's Form 4 reflecting the sale of 780 shares of common stock acquired under Autodesk's Employee Stock Purchase Plan was filed late.

Autodesk Stock Price Performance

   The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for our common stock, the Standard & Poor's 500 Stock Index and the Chase Hambrecht & Quist Technology Index. In past proxies, we included the performance of the Dow Jones Software Index. During fiscal 2001, Dow Jones discontinued the Dow Jones Software Index. Accordingly, we selected the Chase Hambrecht & Quist Technology Index as the replacement.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                         CUMULATIVE TOTAL RETURN
                                         -----------------------
                      01/31/96  01/31/97  01/31/98  01/31/99 01/31/00 01/31/01
                      --------  --------  --------  -------- -------- --------
Autodesk, Inc. (ADSK)   100       105       128       146      101      122
Chase Hambrecht &
 Quist Technology
 Index (H&Q)            100       135       152       253      474      365
Standard & Poor's 500
 Stock Index (S&P)      100       124       154       201      219      215

Comparison of Five Year Cumulative Total Stockholder Return

   Assumes $100 invested January 31, 1996 in Autodesk's stock, the Standard & Poor's 500 Stock Index and the Chase Hambrecht & Quist Technology Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2002 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited our financial statements annually since the fiscal year ended January 31, 1983. Audit services performed by Ernst & Young LLP for fiscal 2001 consisted of the examination of our financial statements and services related to filings with the SEC. Fees for fiscal 2001 were annual audit $994,411, audit related services $354,404 and all other non-audit services $968,647.

   We expect a representative of Ernst & Young LLP to be present at the meeting who will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   The Board of Directors recommends that the stockholders vote "FOR" the ratification of appointment of independent auditors.

                                 OTHER MATTERS

   We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                          THE BOARD OF DIRECTORS

Dated: May 17, 2001

                                  APPENDIX A

                            Audit Committee Charter

Purpose

   Autodesk's Audit Committee is a subcommittee of the Board of Directors. Committee members are appointed by and serve at the discretion of the Board of Directors. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal controls, and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

Membership

   The Audit Committee will consist of not less than three financially literate members of the Board of Directors who meet the requirements of independence as such term is defined for the purposes of service on an audit committee by the NASDAQ. The Board of Directors will designate one member as Chairperson and at least one member must have financial management expertise. Members of the Audit Committee will serve until a replacement member is appointed by the Board of Directors.

Meetings

   The Audit Committee will generally meet five times each year coincident with the timing of Board of Directors meetings and prior to the release of the Company's annual fiscal year earnings. Each meeting will include an executive session, which will allow the Audit Committee to maintain free and open communications with the Company's independent auditors and internal audit department.

Reporting

   The Audit Committee will keep minutes summarizing each meeting and report to the Board of Directors on its activities. If requested by the Board of Directors, the Audit Committee may invite the independent auditors to attend the full Board meeting to assist in reporting the results of their annual audit and answer questions from other directors. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed or other Audit Committee meetings, as appropriate.

Responsibilities

   The Audit Committee will:

   1. Recommend to Autodesk's Board of Directors the selection, evaluation and replacement of independent auditors.

   2. Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company's stockholders.

   3. Monitor the independence and objectivity of the independent auditors and ensure that the Committee annually receives from the independent auditors the required formal written statement on their independence.

   4. Prior to the annual independent audit, review with the independent auditors and financial management the scope of the independent audit and the areas of audit emphasis.

   5. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K. Discuss with the independent auditors their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements.

   6. Discuss with management and the independent auditors the management letter and response and any other matters required to be communicated to the Audit Committee by the independent auditors.

   7. Review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q and discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors.

   8. Approve the charter of the internal audit department and the annual internal audit plan.

   9. Review the results of internal audit's activities, including evaluation of compliance with laws, regulations and Company policy.

   10. Monitor actions taken to address matters noted in internal audit reports and in management letters issued by the independent auditors.

   11. Discuss and review Autodesk's key internal accounting control policies and procedures and accounting policy changes.

   12. Provide a forum for internal audit and the independent auditors to meet in closed session with the Audit Committee.

   13. Review the Company's plans and subsequent progress in addressing and resolving significant operational or other issues as they may arise.

   14. Review and reassess this charter at least annually and submit it to the Board of Directors for approval.

   15. Submit for inclusion in the Company's annual Proxy Statement the audit committee disclosures required by the SEC and NASDAQ, including the Audit Committee Report and the confirmation of the existence of a written charter (and its publication at least every three years) and the independence of Audit Committee members.

   16. Review and investigate other matters within the scope of the Audit Committee's duties, as deemed necessary.

--------------------------------------------------------------------------------


PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF AUTODESK,INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of AUTODESK, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 17, 2001, and hereby appoints Carol A.Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of AUTODESK, INC. to be held on June 21, 2001, at 2:00 p.m., at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.


     This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees named in the Proxy Statement to AUTODESK, INC.'s board of directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 31, 2002, and as said proxies deem advisable on such other matters as may properly come before the meeting.


                (Continued and to be signed on the other side.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(continued from reverse side)

                                AUTODESK, INC.
     PEASE MARK VOTE IN OVAL IN THE FOLLLOWING MANNER USING DARK INK ONLY [X]


1.  ELECTION OF DIRECTORS
    Nominees:01 Carol A.Bartz; 02 Mark A. Bertelsen; 03 Crawford W. Beveridge; 04 J. Hallam Dawson; 05 Per-Kristian Halvorsen; 06 Paul S. Otellini; 07 Mary Alice Taylor; and 08 Larry Wangberg.



   ___________________________________
   (Except nominee(s) written above.)


     [_]  FOR                    [_]  WITHHELD               [_]  FOR ALL EXCEPT


2. Proposal to ratify the appointment of Ernst & Young as the independent auditors of Autodesk, Inc. for the fiscal year ending January 31, 2002.


     [_]  FOR                    [_]  AGAINST                [_]  ABSTAIN




                                       (This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                       Dated ________________________, 2001


                                       ____________________________________
                                       Signature(s)

                                       ____________________________________


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE
                              ENCLOSED ENVELOPE.